UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): August 31, 2016

                               CEL-SCI CORPORATION
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)


      Colorado                        0-11503                  84-0916344
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
of incorporation)                                          Identification No.)

                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
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          (Address of principal executive offices, including Zip Code)

      Registrant's telephone number, including area code: (703) 506-9460


                                       N/A
                         -----------------------------
          (Former name or former address if changed since last report)



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Item 1.01.   Entry into a Material Definitive Agreement.

See Item 5.02 of this report.

Item 3.02.  Unregistered Sales of Equity Securities.

     The shares of common stock described in Item 5.02 were not registered under the Securities Act of 1933 and are restricted securities. The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance of these shares. The person who acquired these shares was a sophisticated investor and was provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The person who acquired these shares acquired them for his own account. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the issuance of these shares.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Maximilian de Clara

     Effective August 31, 2016 Maximilian de Clara resigned as an officer and director of the Company. Mr. de Clara's resignation was not due to any disagreements with the Company.

     In consideration for Mr. de Clara's past services to the Company, the Company entered into a Termination Agreement with Mr. de Clara which provided for the following:

     1. The Company agreed to issue 650,000 restricted shares of its common stock to Mr. de Clara. The first 325,000 shares will be issued promptly after August 31, 2016. Of the first 325,000 shares, none of the shares may be sold prior to February 28, 2017. Starting on February 28, 2017, each month the Company will remove the restrictive legend on 65,000 shares. The second 325,000 shares will be issued on August 31, 2017, but may not be sold prior to February 28, 2018. Starting on February 28, 2018, each month the Company will remove the restrictive legend on 65,000 shares. The foregoing procedure will continue until the restricted legend has been removed on all 650,000 shares.

     2.   All options held by Mr. de Clara will vest as of August 31, 2016.

     3. Mr. de Clara's existing coverage under the Company's group health plan will end on August 31, 2016. However, Mr. de Clara may be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). If Mr. de Clara elects COBRA continuation coverage, the Company will pay for COBRA coverage (such payments will not include COBRA coverage with respect to the Company's

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          Section 125 health care  reimbursement  plan) until February 28, 2018, or the maximum period permitted under COBRA if such period is less than eighteen months. If Mr. de Clara exhausts the applicable COBRA period prior to February 28, 2018, the Company will reimburse Mr. de Clara for the cost of an individual health insurance policy in an amount not to exceed the amount of the monthly COBRA premium previously paid by the Company.

     The Termination Agreement was approved by the Company's Compensation Commmittee.

      The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement attached as an exhibit to this report.

Employment Agreements

      On August 31, 2016, CEL-SCI entered into a three-year employment agreement with Geert Kersten, CEL-SCI's Chief Executive Officer. The employment agreement with Mr. Kersten, which is essentially the same as Mr. Kersten's prior employment agreement, as amended on August 30, 2013, provided that, during the term of the agreement, CEL-SCI would pay Mr. Kersten an annual salary of $559,052, plus any increases in proportion to salary increases granted to other senior executive officers of CEL-SCI, as well any increases approved by the Board of Directors during the period of the employment agreement.

      On August 31, 2016, CEL-SCI entered into a three-year employment agreement with Patricia B. Prichep, CEL-SCI's Senior Vice President of Operations. The employment agreement with Ms. Prichep, which is essentially the same as Ms. Prichep's prior employment agreement entered into on August 30, 2013 provided that, during the term of the agreement, CEL-SCI would pay Ms. Prichep an annual salary of $245,804 plus any increases approved by the Board of Directors during the period of the employment agreement.

      On August 31, 2016, CEL-SCI entered into a three-year employment agreement with Eyal Talor, Ph.D., CEL-SCI's Chief Scientific Officer. The employment agreement with Dr. Talor, which is essentially the same as Dr. Talor's prior employment agreement entered into on August 30, 2013, provided that, during the term of the agreement, CEL-SCI would pay Dr. Talor an annual salary of $303,453 plus any increases approved by the Board of Directors during the period of the employment agreement.

      The employment agreements were approved by CEL-SCI's Compensation Committee. In renewing the employment agreements with the persons mentioned above, CEL-SCI's Compensation Committee considered various factors, including each employee's performance in their area of responsibility, each employee's experience in his or her position, and each employee's length of service with CEL-SCI.

      The foregoing description of the Employment Agreements are qualified in their entirety by reference to the full text of the Employment Agreements attached as exhibits to this report.


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Item 8.01   Other Events.

Update on Phase 3 clinical trial

     CEL-SCI's Phase 3 head and neck cancer study objective is to measure whether an improvement in overall survival can be achieved in the patient group that receives CEL-SCI's investigational drug Multikine treatment regimen plus the Standard of Care treatment (SOC) vs. the group that receives the SOC alone. This assessment can only be made when a certain number of deaths have occurred in these two main comparator groups of the study. The currently available data from the Clinical Study reflect that the accumulation of deaths is lower than that which was anticipated based on reported literature at the Phase 3 Study's inception. If the number of deaths continue to be accumulated at the current rate, it has been determined that it will take longer than originally planned to complete the study. To minimize this eventuality, CEL-SCI has decided to enroll up to 1,273 patients to have 1,146 evaluable patients. With this increased patient enrollment the Company expects a corresponding increase in the number of deaths, and the study could be completed more timely.

     Under the expanded Phase 3 protocol, the duration of the follow-up period, and therefore the length of the study, will depend on how soon 392 deaths have occurred in the two main comparator groups of the study. A difference of 6.5% in overall survival in favor of the Multikine treated group will signify superiority over treatment with SOC alone.

     Current enrollment in the Phase 3 study as of September 1, 2016 is 905 patients. Since the data generated under the former Clinical Research Organization (CRO) cannot be pooled with the subsequent data, the Phase 3 study will be considered to have "restarted" in October 2013, the date the new CROs assumed complete responsibility for the management of the study. The 125 patients who had been enrolled in the study before October 2013 will be evaluable in the Phase 3 study for safety only. To reach full enrollment the Company will therefore enroll a further 125 patients in addition to the increase in planned enrollment outlined above.

     The regulatory bodies of several countries have already cleared the changes for the study. The review process in other countries remains ongoing. The full implementation of these changes will not be possible unless the regulators in the countries with the top patient enrollment agree to the changes.

Arbitration Hearing

     The Company's arbitration hearing, brought by the Company against its former Clinical Research Organization which previously ran the Company's Phase 3 clinical trial, has been scheduled to begin on September 26, 2016.


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Item 9.01   Financial Statements and Exhibits.

Exhibit    Description
-------    -----------

10(lll)    Termination Agreement with Maximilian de Clara.

10(mmm)    Employment Agreement with Geert Kersten (2016).

10(nnn)    Employment Agreement with Patricia Prichep (2016).

10(ooo)    Employment Agreement with Eyal Talor (2016).







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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 1, 2016              CEL-SCI CORPORATION



                                    By: /s/ Patricia B. Prichep
                                        -------------------------------------
                                        Patricia B. Prichep
                                        Senior Vice President of Operations